Exhibit 99.1

Item 14 – Controls and Procedures

a) Evaluation of disclosure controls and procedures:

In early 2003, we identified several accounting inaccuracies and errors that significantly affected our previously reported financial results. Under the direction of our Board of Directors, and primarily our Audit Committee, we completed a comprehensive analysis of our accounting policies and practices and a restatement of our previously reported financial results for 2000, 2001 and nine months ended September 29, 2002. Our new auditors, Ernst & Young LLP, completed a re-audit of our consolidated financial statements for 2000 and 2001 and has also performed an audit of our 2002 annual financial statements.

Evaluation

During this restatement process, in consultation with our auditors, our new senior management team and internal and external finance personnel, under the direction and with the advice of our Audit Committee, conducted an investigation of our disclosure controls and procedures. The investigation included a review of our accounts during the period from January 1, 1998 through December 31, 2002, detailed activity reconciliations, a thorough review of our internal processes and procedures, and a general, company-wide risk assessment to identify the disclosure controls and procedures that could or should have prevented or mitigated the inaccuracies and errors previously reported. Our independent auditors conducted an audit of our consolidated financial statements for 2002 and a re-audit of our 2000 and 2001 consolidated financial statements.

As a result of our investigation, we identified the following significant deficiencies and material weaknesses with regard to our disclosure controls and procedures:

• A number of accounting policies, processes and certain entries and treatments were incorrect and required correction, primarily in the areas of revenue recognition, re-work service inventory, excess and obsolete inventory, warranty inventory, overhead allocations, classification of revenues and expenses and adherence to generally accepted accounting principles.

• Deficiencies related to the design of policies and execution of processes related to accounting for operating activities and our internal control processes.

• General deficiencies related to the disclosure controls environment, including lack of appropriate disclosure policies, certain management decision-making and employees’ misapplication of policies or procedures.

Changes

As a result of our investigation, we implemented actions and modifications to our disclosure controls and procedures in an effort to correct the deficiencies and weaknesses discussed above, including the following:

• We changed our accounting controls and/or policies regarding revenue recognition, un-repaired re-work service inventory, reserves for excess and obsolete inventories, warranty inventory transactions, overhead allocation to inventory, classification of revenue and expenses, and assured conformity with generally accepted accounting principles.

• We elected a new Chair of our Board of Directors and appointed a new Chief Executive Officer.

• We adopted a Code of Ethics for all of our directors, officers and employees.

• We established a disclosure committee, consisting of the Chief Executive Officer and senior finance personnel, with the participation of our outside auditors, legal counsel and members of senior management. We now follow an extensive review and certification process in connection with our filings with the SEC, including requiring internal representation letters, similar to the certifications by our Chief Executive Officer and Chief Financial Officer, for key financial and accounting personnel.

• We have used significant outside resources to enhance our finance group and to support the preparation of financial statements and reports that we file with the SEC.

• We have implemented and continue to evaluate the need for better internal controls and detailed operating reviews.

• We established an anonymous hotline for our employees to report potential violations of accounting and reporting policies and procedures or of applicable laws or regulations.

We believe that these efforts have addressed the material weaknesses and significant deficiencies that affected our disclosure controls in 2000, 2001 and part of 2002. We continue to refine our disclosure controls and procedures. This process is ongoing and it may take some time to realize all of the benefits from our initiatives; however, our Board of Directors and new senior management team are committed to providing sound disclosure controls and procedures and corporate governance.

However, we implemented actions and modifications to our disclosure controls and procedures in an effort to correct the deficiencies and weaknesses. As a result, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2003. Our disclosure controls and procedures are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in alerting them to material information required to be included in our periodic SEC reports.

b) Changes in internal controls:

Other than as summarized above, since the evaluation date, there have been no significant changes in our internal controls or factors or in other factors that could significantly affect these controls. We will continue to assess our disclosure controls and procedures as we prepare our future filings and will take any further actions that we deem necessary.